UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2024
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Savers Value Village, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State of Incorporation)	001-41733 (Commission File Number)	83-4165683 (I.R.S. Employer Identification Number)
11400 S.E. 6th Street, Suite 125 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(425) 462-1515
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.000001	SVV	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2024, 2024, Scott Graves, a member of the Board of Directors (the “Board”) of Savers Value Village, Inc. (the “Company”), resigned from the Board and the Compensation Committee of the Board (the “Compensation Committee”), effective immediately. Mr. Graves’ departure is not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.
On February 26, 2024, upon the recommendation of the Nominating, Governance and Sustainability Committee of the Board (the “NGS Committee”), the Board appointed Mr. Jordan Smith to fill the Board vacancy created by Mr. Graves’ resignation. Mr. Smith will serve as a Class I director of the Company for a term expiring on the date of the Company’s annual meeting of stockholders to be held in 2024, until his successor is duly elected and qualified or until his earlier death, resignation or removal. Upon the recommendation of the NGS Committee, the Board also appointed Mr. Smith to the Compensation Committee and the NGS Committee. In addition to this, upon the recommendation of the NGS Committee, the Board appointed Mr. Aaron Rosen, a member of the Board, as chairperson of the Board and as chairperson of the Compensation Committee. Mr. Rosen resigned from the Audit Committee and the NGS Committee.
Mr. Smith brings financial expertise and extensive experience in investing in and supporting high-growth, market-leading companies in the retail industry. Mr. Smith is a Partner in the Ares Private Equity Group (“Ares”). Prior to joining Ares in 2011, Mr. Smith was an Analyst at Lazard, Inc., a leading financial advisory and asset management firm, where he focused on mergers and acquisitions across various industries. Mr. Smith currently serves on the board of directors for the parent entities of Cooper’s Hawk, LaserAway, Virgin Voyages and WHP Global. Mr. Smith previously served on the board of directors for the parent entities of DevaCurl, Farrow & Ball, Insight Global and Valet Living. Mr. Smith holds a B.S. in business administration with high honors from the Haas School of Business at the University of California, Berkeley.
The Board has affirmatively determined that Mr. Smith is an independent director pursuant to the listing standards of the New York Stock Exchange and those independence requirements established by the laws, rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. Certain entities affiliated with Ares nominated Mr. Smith to the Board pursuant to that certain Amended and Restated Stockholders Agreement, dated as of July 3, 2023, by and among the Company and certain funds, investment vehicles or accounts managed or advised by the Ares Private Equity Group. There are no transactions between Mr. Smith and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Smith does not have any family relationships with any executive officer or director of the Company. Mr. Smith will enter into the Company’s standard form indemnification agreement for directors and officers. For a description of the Company’s standard form indemnification agreements, see the sections titled “Description of Capital Stock-Limitations of Liability, Indemnification and Advancement” and “Certain Relationships and Related Party Transactions-Indemnification of officers and directors” as set forth in the Company’s prospectus as filed with the U.S. Securities and Exchange Commission in accordance with Rule 424(b) of the Securities Act of 1933, as amended, on June 30, 2023.
Item 9.01 - Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVERS VALUE VILLAGE, INC.

Date:	February 27, 2024	By:	/s/ Richard Medway
		Name:	Richard Medway
		Title:	General Counsel, Chief Compliance Officer and Secretary